Exhibit 99.1
CapitalSource to Purchase Approximately $1.6 Billion in Mortgage Assets;
Completes $100 Million Offering of Trust Preferred Securities
CHEVY CHASE, Md., Nov. 23 /PRNewswire-FirstCall/ — CapitalSource Inc. (NYSE: CSE) announced today that, in connection with its election to be taxed as a real estate investment trust, or REIT, it has committed to purchase approximately $1.6 billion in agency mortgage pass-through certificates. In addition, CapitalSource also announced it has closed a $100 million offering of trust preferred securities.
The mortgage securities comprise five pools issued by the Federal Home Loan Mortgage Corporation (commonly known as Freddie Mac). The securities are backed by conforming prime mortgage loans that were originated as 7/1 hybrid adjustable rate mortgages. The mortgages are seasoned approximately two years. The company expects to purchase the mortgage securities on or about November 25, 2005. As previously discussed, these assets are being purchased to facilitate the company’s compliance with REIT asset and income tests in 2006. CapitalSource has retained BlackRock Financial Management, Inc. to help manage interest rate risk in the portfolio of assets purchased for compliance purposes.
John K. Delaney, Chairman and Chief Executive Officer, commented, “Both the acquisition and composition of these assets are consistent with the REIT election plans we have previously announced. We are particularly pleased with the progress our new residential finance team has made across the last few months, and the successful identification, analysis, structuring and acquisition of these pools is a very good start in their effort to build a portfolio that generates targeted returns with minimal credit and interest rate risk. We believe our decision to elect REIT status has been very well received by shareholders, clients and employees of CapitalSource.”
The $100 million trust preferred securities were issued by a newly formed statutory trust, CapitalSource Trust Preferred Securities 2005-1, organized under Delaware law. The statutory trust is wholly owned by CapitalSource. The trust preferred securities have a floating interest rate equal to 90-day LIBOR plus 195 basis points, resetting quarterly. The securities mature on December 15, 2035 and may be called at par by the company any time after December 15, 2010. These securities were placed in a private transaction exempt from registration under the Securities Act of 1933, as amended.
Thomas A. Fink, Chief Financial Officer, commented, “We are very pleased with the completion of this financing. The trust preferred represents a new source of funding for the company which continues our success in broadening and diversifying our funding base. While accounted for as debt, the long maturity of the financing and other terms give it many equity-like features.”

About CapitalSource
CapitalSource is a specialized commercial finance company offering asset-based, senior, cash flow and mezzanine financing to small and mid-sized borrowers through three focused lending businesses: Corporate Finance, Healthcare and Specialty Finance, and Structured Finance. By offering a broad array of financial products, we had outstanding more than $8.3 billion in loan commitments as of September 30, 2005. Headquartered in Chevy Chase, MD, we have a national network of offices across the country. As of September 30, 2005, we had 473 employees. We have announced our intention to elect to be taxed as a REIT for the year commencing January 1, 2006. Middle market lending involves a certain degree of credit risk which we believe will result in credit losses in our portfolio. For more information, visit www.capitalsource.com or call toll free at (866) 876-8723.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include, but are not limited to our expectation that we will elect REIT tax status beginning with our 2006 tax year.
All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. The forward-looking statements in this press release regarding our anticipated REIT election commencing in 2006 are subject to particular risks including, but not limited to: resolution of, and receipt of final Board of Directors approval with respect to, relevant legal, accounting and financial matters relating to our election of REIT status beginning January 1, 2006, and no occurrence of other events that require a change in the timing of our REIT election; our ability to restructure our corporate entities and existing financings to permit us to position our assets in the most advantageous manner between the REIT and a taxable REIT subsidiary; material variance in the expected level of our cumulative earnings and profits or our projected dividend payout, and the implications of any such variance on our stock price; our ability to access the capital markets on attractive terms or at all to obtain the financing we will need to manage the growth of our existing loan portfolio and to operate as a REIT; our management’s ability to operate our business in accordance with the complex rules and regulations governing REITs as necessary to ensure our qualification and maintenance of our REIT status; potential changes in tax laws that could reduce the benefits we associate with the REIT election; our lack of share ownership limitations and transfer restrictions in our charter could result in our failure to qualify as a REIT if five or fewer individuals were to acquire 50 percent or more of our outstanding shares of common stock; and the relative attractiveness of our dividend payout as compared to other investment options should market interest rates continue to rise.
More detailed information about factors we believe could cause our actual results, performance or achievements to differ materially from anticipated levels is contained in our filings with the SEC, including the sections captioned “Risk Factors” in our Current Report on Form 8-K as filed with the SEC on October 6, 2005 and “Risk Factors” and “Business” in our Annual Report on Form 10-K as filed with the SEC on March 15, 2005. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.